Exhibit 23.1

KPMG Somekh Chaikin

KPMG Millennium Tower

17 Ha’arba’a street, PO Box 609

Tel Aviv 6100601 Israel

+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257199) on Form S-8 of our report dated March 12, 2026, with respect to the consolidated financial statements of DUKE Robotics Corp.

/s/ Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 12, 2026

KPMG Somekh Chaikin, an Israeli partnership and a member
firm of the KPMG global organization of independent member
firms affiliated with KPMG International Limited, a private
English company limited by guarantee.